Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF TEXAS

AUSTIN DIVISION

IN RE:	§	(CHAPTER 11)
§
DUNE ENERGY, INC.	§	CASE NUMBER 15-10336
DUNE OPERATING COMPANY	§	CASE NUMBER 15-10337
DUNE PROPERTIES, INC.	§	CASE NUMBER 15-10338
§
DEBTORS.	§	(JOINTLY ADMINISTERED UNDER
	§	CASE NUMBER 15-10336)

NOTICE OF EFFECTIVE DATE OF THE CHAPTER 11 PLAN OF THE DEBTORS

On September 18, 2015, the Court entered its order (the “Confirmation Order”) (Docket No. 560) confirming the Chapter 11 Plan the Debtors dated September 18, 2015 (the “Plan”). A copy of the Plan is attached as Exhibit A to the Confirmation Order. The conditions precedent to effectiveness of the Plan (the “Effective Date”) listed in Article 16 of the Plan have been satisfied or waived in accordance with Article 16 of the Plan. Accordingly,

PLEASE TAKE NOTICE that the Effective Date of the Plan is September 30, 2015. For purposes of calculating all filing and other deadlines in the Plan and Confirmation Order determined by reference to the Effective Date, such time periods are deemed to have commenced on September 30, 2015 Certain of these deadlines are set forth below:

Deadline to file claims arising out of the rejection of Executory Contracts (30 days after the Effective Date)	October 30, 2015

Deadline to file requests for payment of Administrative Claims (30 days after the Effective Date)	October 30, 2015

Deadline for professionals to file applications for final allowance of compensation and reimbursement of expenses (45 days after the Effective Date)	November 16, 2015

PLEASE TAKE FURTHER NOTICE that as of the Effective Date, Dan Lain of Lain, Faulkner & Co., P.C., 400 N. St. Paul, Suite 600, Dallas, Texas 75201, became the Plan Trustee of the Plan Trust in accordance with the Plan and Confirmation Order.

Dated: September 30, 2015	Respectfully submitted,

HAYNES AND BOONE, LLP

/s/ Kenric D. Kattner
Charles A. Beckham, Jr.
Texas Bar No. 02016600
Kenric D. Kattner
Texas Bar No. 11108400
Kourtney P. Lyda
Texas Bar No. 24013330
Kelli M. Stephenson
Texas Bar No. 24070678
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Telephone: (713) 547-2000
Fax: (713) 547-2600
Email: charles.beckham@haynesboone.com
Email: kenric.kattner@haynesboone.com
Email: kourtney.lyda@haynesboone.com

COUNSEL TO DEBTORS-IN-POSSESSION